AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT made the 24th day of March, 2000

BETWEEN:

                  LIGHT MANAGEMENT GROUP, INC.,
a corporation organized and existing under the laws of the State of Nevada

                (hereinafter referred to as "LMG")

                                              OF THE FIRST PART


                              -and-

                  EXCLUSIVE ADVERTISEMENT, INC.,
a corporation incorporated under the laws of the Province of Ontario

             (hereinafter referred to as "Exclusive")

                                             OF THE SECOND PART

     WHEREAS,

1. The authorized capital stock of LMG consists of 100,000,000 shares of common stock, two tenths of one cent ($.002) par value, of which approximately 15,000,000 and no more than 16,000,000 shares are issued and outstanding as of the date hereof;

2. The authorized capital stock of Exclusive consists of an unlimited number of shares of common stock without par value, of which 100 shares are issued and outstanding as of the date hereof;

3. The respective Boards of Directors of LMG, and Exclusive have deemed it advisable and to the advantage of the two corporations that Exclusive merge with and into LMG upon the terms and conditions herein provided;

4. LMG and Exclusive intend that the merger contemplated hereby qualify as a tax-free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended; and

5. The respective Boards of Directors of LMG and Exclusive have approved this Agreement and Plan of Merger and have directed that this Agreement and Plan of Merger be submitted to a vote of the shareholders (for Shareholders) and Board of Directors (of LMG), respectively.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, LMG and Exclusive hereby agree to merge in accordance with the following plan:

     1.   Merger.   Exclusive shall be merged with and into LMG and LMG shall
survive the merger, all as, and with the effect, provided by the corporation laws of the State of Nevada, the laws of the Province of Ontario and in accordance with this Agreement and Plan of Merger. As soon as practicable after the shareholders of each of said corporations shall approve this Agreement and Plan of Merger, an appropriate Certificate of Merger, or articles or amalgamation as the case may be (hereinafter "Certificate of Merger"), shall be signed, verified and delivered for filing with each of the Secretary of the State of Nevada and the Director appointed by the Minister of Consumer and Commercial Relations of the Province of Ontario. This agreement shall become effective for the purposes of all applicable law on the date above first written. The merger contemplated by this agreement shall become effective for purposes of all applicable law at the close of business on the date which is the latest of the dates on which the Certificate of Merger is filed in Nevada and Ontario (hereinafter referred to as the "Effective Time").

     2. Directors and Officers and Governing Documents. The directors and officers of LMG shall be the same upon the Effective Time as they are for LMG immediately prior thereto. The Certificate of Incorporation of LMG shall continue to be the Certificate of Incorporation of LMG as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The by-laws of LMG, as in effect at the Effective Time, shall continue to be the by-laws of LMG as the surviving corporation without charge or amendment until further amended in accordance with the provisions thereof and applicable laws. The entity created at the Effective Time representing the merged LMG and Exclusive shall be referred to herein as the Merged LMG.

     3. Rights and Liabilities of LMG and Exclusive. At and after the Effective Time, the Merged LMG shall possess all of the rights privileges, immunities and franchises of a public private nature of each of LMG and Exclusive; any and all property, real, personal and mixed, and any and all debts due to LMG and Exclusive on whatever account, and all other choses in action, and all and every other interest of either of the merged corporations shall be taken and transferred to and vested in the Merged LMG without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not prevent or be in any way impaired by reason of the merger.

     4. Further Assurances. From time to time, as and when required by the Merged LMG, there shall be executed and delivered on behalf of LMG and Exclusive such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Merged LMGI the title to and possession of powers, franchises and authority of LMG and Exclusive and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of LMG and Exclusive are fully authorized in the name and on behalf of LMG and Exclusive or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5.   Stock of Exclusive

     (1) Upon the Effective Time, by virtue of this Agreement and Plan of Merger, and without any action on the part of the holder thereof, all of the 100 issued and outstanding common shares of Exclusive shall be converted into 500,000 issued and fully paid and on-assessable shares of the Common Stock of the Merged LMG on the basis of one (1) of Exclusive's common shares of 5,000 shares of the Capital Stock of the Merged LMG.

     (2) At the end after the Effective Time, each certificate representing common shares of Exclusive shall be exchanged for a certificates representing shares of Common Stock of the Merging Corporation. The shares shall be exchanged on a ratio of one (1) common share of Exclusive to 5,000 shares of Common Stock in the Merger LMG based upon the representations made herein, and relied upon by the parties hereto, by Exclusive that its issued and allotted capital consists of 100 fully paid common shares and by LMG that its issued and outstanding capital stock consists of approximately 16,988,510 but not more than 18,000,000 shares of Common Stock. Promptly upon such exchange, the Merged LMG shall cause to be canceled and retired each such certificate representing shares of Common Stock of Exclusive. Until so exchanged, canceled or returned, each such certificate, upon and after the Effective Time, shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, to shareholders, to represent the number of shares of Common Stock, of Exclusive represented thereby.

     (3) The 500,000 shares of Common Stock in the Merged LMG issued and allotted to, and exchanged for the 100 common shares of Exclusive held by, Exclusive's shareholder shall be unrestricted and non-retractable at the instance of the Merged LMG.

     (4) A certificate representing the 500,000 shares of Common Stock in the Merged LMG shall be exchanged as aforesaid and shall be delivered to the shareholder so exchanging its shares within twenty-one (21) calendar days of the Effective Time.

     (5) The Merged LMG shall execute and deliver a separate agreement, in the form attached hereto as Schedule "A" at the Effective Time to give effect to this section.

     (6) The Merged LMG shall execute and deliver a separate agreement, in the form attached hereto as Schedule "B" at the Effective Time.

     (7) The parties hereto agree that notwithstanding anything else herein contained, this section 5 shall be interpreted in accordance with the laws of the Province of Ontario and the parties hereto agree and do hereby attorn to the exclusive jurisdiction of the Courts of the Province of Ontario and the Dominion of Canada for all matters concerning the rights and obligations of the parties arising from this Article 5.

     6. Stock of LMG. Upon the Effective Time, by virtue of this Agreement and Plan of Merger, and without any action on the part of the holder thereof, each share of Common Stock of LMG outstanding immediately prior thereto shall retain the status of an authorized and issued share of Common Stock of the Merged LMG.

     7. Employee Benefit Plans. As of the Effective Time, the Merged LMG shall assume all obligations of LMG and Exclusive under any and all employee benefit plans in effect as of such time or with respect to which employee rights or accrued benefits are outstanding of such time.

     8. Book entries. As of the Effective Time, entries shall be made upon the books of the Merged LMG in respect of this Agreement and Plan of Merger in accordance with the following:

     (a) The assets and liabilities of Exclusive immediately prior to the Effective Time shall be recorded on the books of the Merged LMG at the same amounts at which they were carried on the books of Exclusive immediately prior to the Effective Time.

     (b) There shall be credited as stated capital in respect of the Common Stock of the Merged LMG the aggregate amount of the value of all shares of Common Stock of Exclusive pursuant to this Agreement and Plan of Merger.

     (c) There shall be credited as surplus in respect of the capital account of the Merged LMG the excess of (i) the amount of the capital of Exclusive in respect of the Common Stock o Exclusive, respectively, plus the amount carried in the Capital Surplus account of Exclusive immediately prior to the Effective Time over (ii) the amount credited as stated capital in respect of the Common Stock of Exclusive pursuant to paragraphs (b) and (c) of this Section 8.

     (d) There shall be credited as surplus in respect of retained earnings of the Merged LMG the aggregate of the amount carried in the Retained Earnings account of Exclusive immediately prior to the Effective Time.

     9. Appointment of Agent. The Merged LMG hereby consents to service of process in the State of Nevada and the Province of Ontario in any action or special proceeding for the enforcement of any liability or obligation of Exclusive, and hereby irrevocably appoints the Secretary of State of Nevada and the Director of Consumer and Commercial Relations (Ontario) as Exclusive's agent to accept service of process in any action or special proceeding for the enforcement of any such liability or obligation. The address to which a copy of such process shall be mailed by the Secretary of State or the Director _______________________, Attention: Secretary

     10. Counterparts. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by the Board of Directors of Light Management Group, Inc. and Exclusive Advertisement, Inc. have caused this Agreement and Plan of Merger to be executed by their respective Presidents and attested to by their respective Secretarys or Assistant Secretarys and their corporate seals to be affixed hereto as of the date first above written.

Agreed to on behalf of:                      Agreed to on behalf of:

LIGHT MANAGEMENT GROUP, INC.                 EXCLUSIVE ADVERTISING, INC.

Signature /s/ Barrington L. Simon  c/s       Signature /s/ Gary W. Pare     c/s
Name      Barrington L. Simon                Name       Gary W. Pare
Title       COB & CEO                        Title         President

Signature ______________________c/s          Signature _____________________c/s
Name       _______________________           Name        ______________________
Title      _______________________           Title       ______________________

                           SCHEDULE "A"

THIS AGREEMENT made the day of _____ 2000

BETWEEN:

                   LIGHT MANAGEMENT GROUP, INC.
a corporation organized and existing under the laws of the State of Nevada

                (hereinafter referred to as "LMG")

                                              OF THE FIRST PART

                             - and -

                     GARY PARE HOLDINGS, LTD.
a corporation incorporated under the laws of the Province of Ontario

                (hereinafter referred to as "GPH")

                                             OF THE SECOND PART

     WHEREAS.

1. LMG is the result of a merger between Light Management Group, Inc., of Nevada and Exclusive Advertising Inc. ("Exclusive") of Ontario;

2. GPH owned, either absolutely or as trustee for others, all of the issued and outstanding shares of Exclusive at the time of the merger;

3. GPH exchanged all of its shares in Exclusive for 500,000 shares in the Common Stock of LMG;

4. GPH would not have consented to the merger or the share exchange unless certain conditions, set out herein, were or would be fulfilled;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and the payment of $10.00 now made to LMG by GPH, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. The 500,000 shares of Common Stock LMG issued and allotted to, and exchanged for the 100 common shares of Exclusive held by, GPH shall be unrestricted and non-retractable at the instance of the Merged LMG.

2. A certificate representing the 500,000 shares of Common Stock in LMGI shall be exchanged as aforesaid and shall be delivered to GPH within twenty-one (21) calendar days of the effective time of the merger of Exclusive with LMG.

3. This agreement shall be read and interpreted in accordance with the laws of the Province of Ontario, Dominion of Canada and the parties hereto agree and do hereby attorn to the exclusive jurisdiction of the Courts of the Province of Ontario and the Dominion of Canada.

4. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by the Board of Directors of Light Management Group, Inc. and Gary Pare Holdings, Ltd. have caused this Agreement to be executed by their respective Presidents and attested to by their respective Secretarys or Assistant Secretarys and their corporate seals to be affixed hereto as of the date first above written.

Agreed to on behalf of:                      Agreed to on behalf of:

LIGHT MANAGEMENT GROUP, INC.                 GARY PARE HOLDINGS, LTD.

Signature /s/ Barrington L. Simon  c/s       Signature /s/ Gary W. Pare      c/s
Name      _________________________          Name _________________________
Title         COB & CEO                      Title             President

Signature  _______________________c/s        Signature ______________________c/s
Name       _________________________         Name      _________________________
Title      _________________________         Title     _________________________

                           SCHEDULE "B"

THIS AGREEMENT made the     day of                , 2000

BETWEEN:

                  LIGHT MANAGEMENT GROUP, INC.,
a corporation organized and existing under the laws of the State of Nevada

                (hereinafter referred to as "LMG")

                                              OF THE FIRST PART

                             - and -

                            GARY PARE
        an individual resident in the Province of Ontario

               (hereinafter referred to as "Pare")

                                             OF THE SECOND PART

     WHEREAS

1. LMG is the result of a merger between Light Management Group, Inc. of Nevada and Exclusive Advertising Inc. ("Exclusive") of Ontario;

2. Pare contributed capital to Exclusive prior to the merger and has not been compensated for such contribution;

3. Exclusive would not have consented to the merger unless certain conditions, set out herein, were or would be fulfilled;

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein and the payment of $10.00 now made to LMG by Pare, the receipt and adequacy of which is hereby acknowledge, the parties hereto agree as follows:

1. LMG agrees to issue and allot 75,000 shares of Common Stock LMG (the "Shares") to Gare Pare and to deliver to Gary Pare a certificate representing such shares within twenty-one (21) days of the date first above written.

2.   The Shares shall be issued, fully paid and non- assessable.

3.   The Shares shall be non-retractable at the instance of the Merged LMG.

4. The Shares will be unrestricted save that Gary Pare cannot sell, transfer, assign for value or in any way convey the Shares for a period of one full year from the date first above written.

5. This agreement shall be read and interpreted in accordance with the laws of the Province of Ontario, Dominion of Canada and the parties hereto agree and do hereby attorn to the exclusive jurisdiction of the Courts of the Province of Ontario and the Dominion of Canada.

6. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, Light Management Group, Inc., pursuant to authority granted by the Board of Directors of Light Management Group, Inc. has caused this Agreement to be executed by its President and attested to by its Secretary or Assistant Secretary and its corporate seal to be affixed hereto, and Gary Pare has personally executed this Agreement, as of the date first above written.

Agreed to on behalf of

LIGHT MANAGEMENT GROUP, INC.                  GARY PARE

Signature /s/ Barrington L. Simon  c/s        Signature     /s/ Gary W. Pare
Name           Barrington L. Simon           Witness       ____________________
Title             COB & CEO

Signature     ______________________c/s
Name           ________________________
Title             ________________________